SUBADVISORY AGREEMENT

                          THE PHOENIX EDGE SERIES FUND

                    PHOENIX-LORD ABBETT BOND-DEBENTURE SERIES
                   PHOENIX-LORD ABBETT LARGE-CAP VALUE SERIES
                    PHOENIX-LORD ABBETT MID-CAP VALUE SERIES

Lord, Abbett & Co.
90 Hudson Street
Jersey City, NJ 07302-3973

          AGREEMENT made as of the 9th day of August, 2002 between Phoenix Variable Advisors, Inc. (the "Advisor"), a corporation organized under the laws the state of Delaware, and Lord, Abbett & Co. (the "Subadvisor"), a partnership organized under the laws of the State of New York.

          WHEREAS, The Phoenix Edge Series Fund (the "Fund") is a diversified open-end investment company of the series type registered under the Investment Company Act of 1940, as amended, (the "1940 Act"); and

          WHEREAS, the shares of the Fund may be offered in one or more separate series, including the Phoenix-Lord Abbett Bond-Debenture Series, the Phoenix-Lord Abbett Large-Cap Value Series and the Phoenix-Lord Abbett Mid-Cap Value Series; and

          WHEREAS, the Advisor has entered into an Investment Advisory Agreement ("Advisory Agreement") with the Fund pursuant to which the Advisor acts as investment advisor to the Fund on behalf of one or more separate series of the Fund, including the Series; and

          WHEREAS, pursuant to the Advisory Agreement, the Advisor renders certain investment advisory services to the Fund on behalf of the Series, including providing general oversight of the Series, and evaluating, recommending and monitoring one or more registered investment advisors to serve as subadvisor to the Series; and

          WHEREAS, the Advisor desires, with the approval of the Trustees of the Fund (the "Trustees"), to retain Subadvisor to furnish portfolio management services for the Series; and

          WHEREAS, the Subadvisor is willing to furnish such services on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, the Advisor and the Subadvisor agree as follows:

1.   Employment as a Subadvisor. The Advisor, being duly authorized, hereby
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     appoints the Subadvisor to serve as subadvisor with regard to the assets of the Series (the "Assets"), subject to the terms and conditions set forth in this Agreement.

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2.   Acceptance of Employment; Standard of Performance. The Subadvisor accepts
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     such appointment to serve as subadvisor and agrees to use its best professional judgment to make investment decisions and provide related services for the Series in accordance with the terms and conditions set forth in this Agreement. The parties acknowledge and agree that the services of the Subadvisor hereunder are not deemed exclusive and that accordingly, the Subadvisor may render services to others so long as those services do not conflict in any material manner with the Subadvisor's performance of its duties and obligations pursuant to this Agreement.

3.   Services of Subadvisor. Subject to the general oversight of the Advisor and
     ----------------------
     the Trustees, the Subadvisor shall manage all of the securities and other assets of the Series entrusted to it under this Agreement, including the purchase, retention, and disposition of assets, securities, and other property, and shall carry out all of its duties and obligations under this Agreement, according to the following terms and conditions:

          (a) At all times in performing its duties and obligations under this Agreement, the Subadvisor shall act in conformity with the following requirements: (i) the investment objectives, policies and restrictions of the Fund as they apply to the Series and as set forth in the Fund's then current prospectus and statement of additional information, as amended or supplemented from time to time, (collectively, the "Prospectus"), as such Prospectus is furnished to Subadvisor by Advisor; (ii) any policies and procedures applicable to Subadvisor as adopted by the Board of the Fund or as set forth in the Fund's Agreement and Declaration of Trust, dated February 18, 1986, establishing the Fund, as may be amended from time to time ("Declaration of Trust"), as such policies and procedures are furnished to Subadvisor by Advisor; (iii) the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Securities Act of 1933, as amended, (the "1933 Act") and the Securities Exchange Act of 1934, as amended, (the "1934 Act") and the rules and regulations thereunder; (iv) the Internal Revenue Code of 1986, as amended, (the "Code") and the rules and regulations thereunder, including but not limited to the requirements for adequate diversification under Section 817(h) of the Code, for treatment by the Series as a regulated investment company under sub-chapter M of the Code; (v) as requested by Advisor, furnish information to Advisor for purposes of compliance with the distribution requirements necessary for avoiding payment of any excise tax under Section 4982 of the Code; (vi) all other applicable federal and state laws, as each may be amended from time to time; and (vii) and any resolutions as may be duly adopted by the Trustees from time to time and any instructions and procedures of the Advisor, and, in either case, furnished to the Subadvisor (collectively, these requirements are referred to herein as the "Investment Requirements").

          (b) The Subadvisor shall furnish a continuous investment program and shall determine what portfolio investments will be purchased, retained, or sold by the Series in conformity with the Prospectus and other Investment Requirements.

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          (c)   The Subadvisor shall effect all transactions and take all
     actions to implement the investment objectives and policies of the Series in accordance with this Agreement.

          (d) The Subadvisor shall have full authority at all times with respect to the portfolio management of the Assets, including, but not limited to, the authority: (i) to give written or oral instructions to various broker/dealers, banks or other agents and to bind and obligate the Fund to and for the carrying out of contracts, arrangements, or transactions which shall be entered into by the Subadvisor on the Fund's behalf with or through such broker/dealers, banks or other agents; (ii) to direct the purchase and sale of any securities; and (iii) to maintain such uninvested cash balances in the Series as it shall deem reasonable and appropriate without incurring any liability for the payment of interest thereon.

          (e) The Subadvisor shall not, without the Advisor's prior written approval, effect any transaction or take any action that would cause the Series at the time of the transaction or action to be out of compliance with any of the Investment Requirements. The Subadvisor shall promptly inform the Fund and the Advisor of developments materially affecting (or reasonably expected to affect) the Series, and will, on its own initiative, furnish the Fund and the Advisor from time to time with whatever information the Subadvisor believes is appropriate for this purpose.

          (f) The Subadvisor shall send or make available appropriate representatives to/for regular or special meetings of the Fund as may be reasonably requested from time to time by the Advisor.

          (g) The Subadvisor shall, as mutually agreed upon by the parties, provide assistance with and participate in the marketing of the Series, including, without limitation, participating at meetings with pension fund representatives, broker/dealers who have a sales agreement with Phoenix Equity Planning Corporation, and other parties requested by the Advisor.

          (h) The Subadvisor shall place all orders for the purchase or sale of securities or other investments for the Series with brokers or dealers selected by the Subadvisor, as more fully specified below in Section 6 of this Agreement.

4.   Transaction Procedures. All transactions for the purchase or sale of
     ----------------------
     securities or other investments for the Series will be consummated by payment to, or delivery by, the Custodian(s) from time to time designated by the Fund (the "Custodian"), or such depositories or agents as may be designated by the Custodian pursuant to its agreement with the Fund (the "Custodian Agreement"), of all cash and/or securities and/or other property due to or from the Series. The Subadvisor shall not have possession or custody of such cash and/or securities or any responsibility or liability with respect to such custody, except as described herein. The Subadvisor shall advise the Custodian and confirm in writing or by confirmed electronic transmission to the Fund all investment

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     orders for the Series placed by it with brokers and dealers at the time and in the manner set forth in the Custodian Agreement and in Schedule A hereto (as amended from time to time). The Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Subadvisor. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Subadvisor shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian other than arrangements, acts, omissions or other conduct arising in reliance on instructions of the Subadvisor.

5.   Recordkeeping and Reporting. The Subadvisor shall maintain the records and
     ---------------------------
     information required by Rule 31a-1 under the 1940 Act respecting its activities with respect to the Series, including but not limited to subsections (b)(1), (b)(2), (b)(5), (b)(6), (b)(7), (b)(8), (b)(9),
     (b)(10), (b)(11) and (f) of the Rule, and such other records with respect thereto relating to the services the Subadvisor provides under this Agreement as may be required in the future by applicable SEC and other applicable rules, and shall retain such information for such times and in such manner as required by applicable rules, including but not limited to Rule 31a-2 under the 1940 Act. The records maintained by the Subadvisor hereunder shall be the property of the Fund and shall be surrendered promptly upon request, provided, however, that Subadvisor may retain copies of all such records.

6. Allocation of Brokerage. The Subadvisor shall have authority and discretion to select brokers and dealers to execute transactions initiated by the Subadvisor on behalf of the Series with regard to the Assets, and to select the markets on or in which the transactions will be executed, subject to the following limitations:

          (a) The Subadvisor shall at all times seek "best-execution." In determining best execution, the Subadvisor is authorized to consider in its selection of brokers and dealers to execute portfolio transactions, not only the available prices and rates of brokerage commissions, but also other relevant factors which may include, without limitation: (i) the execution capabilities of such brokers and dealers, (ii) research, custody and other services provided by such brokers and dealers which the Subadvisor believes will enhance its general portfolio management capabilities, (iii) the size of the transaction, (iv) the difficulty of execution, (v) the operational facilities of such brokers and dealers, (vi) the risk to such a broker or dealer of positioning a block of securities, and (vii) the overall quality of brokerage and research services provided by such brokers and dealers.

          (b) The Subadvisor shall at all times place orders for the sale and purchase of securities in accordance with the brokerage policy of the Series as set forth in the Prospectus and as the Advisor or the Trustees may direct from time to time.

          (c) In placing orders for the sale and purchase of Series securities for the Fund, the Subadvisor's primary responsibility shall be to seek the best execution of orders

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

     at the most favorable prices. However, this responsibility shall not obligate the Subadvisor to solicit competitive bids for each transaction or to seek the lowest available commission cost to the Fund, so long as the Subadvisor reasonably believes that the broker or dealer selected by it can be expected to provide "best execution" on the particular transaction and determines in good faith that the commission cost is reasonable in relation to the value of the "brokerage and research services," as defined in
     Section 28(e)(3) of the 1934 Act, provided by such broker or dealer to the Subadvisor, viewed in terms of either that particular transaction or of the Subadvisor's overall responsibilities with respect to its clients, including the Fund, as to which the Subadvisor exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

          (d) Subject to the requirements of Subsections (a)-(d) of this Section, the Advisor shall have the right to require that transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Advisor and the Subadvisor, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or that will be of value to the Fund in the management of its assets, which services may, but need not, be of direct or exclusive benefit to the Series. In addition, subject to Subsections (a)-(d) of this Section, the applicable Conduct Rules of the National Association of Securities Dealers, Inc. and other applicable law, the Fund shall have the right to request that transactions be executed by brokers and dealers by or through whom sales of shares of the Fund are made to the extend permitted by applicable law.

7.   Expenses. During the term of this Agreement, the Subadvisor shall bear all
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     expenses incurred by it in connection with providing its services hereunder. Without limiting the foregoing, the parties acknowledge and agree that the Subadvisor shall furnish at its own expense, or pay the expenses of the Advisor, for the following items:

          (a) Office facilities, including office space, furniture and equipment utilized by the Subadvisor's employees in the fulfillment of its duties and obligations under this Agreement;

          (b) Personnel and services necessary to perform the functions required to manage the investment and reinvestment of the Assets (including those required for research, analysis, pricing, reporting, statistics, and investment), and to fulfill the other duties and obligations of the Subadvisor hereunder;

          (c) Personnel as may be reasonably requested by the Advisor or the Fund to serve without salaries for the Fund as officers or agents of the Fund. Notwithstanding the foregoing, the Subadvisor need not provide personnel to perform, or pay the expenses of the Advisor for, services customarily performed for an open-end management investment company by its national distributor, custodian, financial agent, transfer agent, auditors and legal counsel; and

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

          (d) Compensation and expenses, if any, of the Trustees who are also full-time employees of the Subadvisor.

8.   Fees for Services. The compensation of the Subadvisor for its services
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     under this Agreement shall be calculated and paid by the Advisor in accordance with the attached Schedule B. Pursuant to the Investment Advisory Agreement between the Fund and the Advisor, the Advisor shall be solely responsible for the payment of fees to the Subadvisor.

9.   Limitation of Liability. The Subadvisor shall not be liable for any action
     -----------------------
     taken, omitted or suffered to be taken by it in its best professional judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with specific directions or instructions from the Fund, so long as such acts or omissions shall not have constituted a breach of the investment objectives, policies and restrictions applicable to the Series, as most recently furnished to Subadvisor by Advisor, and such acts or omissions shall not have resulted from the Subadvisor's willful misfeasance, bad faith, reckless disregard or gross negligence, a violation of the standard of care established by and applicable to the Subadvisor in its actions under this Agreement or a breach of its duty or of its obligations hereunder (provided further, however, that the foregoing shall not be construed to protect the Subadvisor from liability under the 1940 Act, other federal or state securities laws or common law).

10.  Indemnification.
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          (a)   The Advisor agrees to indemnify and hold harmless the
     Subadvisor, its officers and directors, and any person who "controls" the Subadvisor, within the meaning of Section 15 of the 1933 Act, from and against any and all direct or indirect liabilities, losses or damages (including reasonable attorneys' fees) suffered by Subadvisor resulting from (i) the Advisor's breach of any provision of this Agreement, (ii) willful misfeasance, bad faith, reckless disregard or gross negligence on the part of the Advisor or any of its officers, directors or employees in the performance of the Advisor's duties and obligations under this Agreement or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus relating to the Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made by the Fund other than in reliance upon and in strict conformity with written information furnished by the Subadvisor or any affiliated person of the Subadvisor, expressly for use in the Fund's registration statement or other than upon verbal information confirmed by the Subadvisor in writing expressly for use in the Fund's registration statement.

     In no case shall the Advisor's indemnity in favor of the Subadvisor or any affiliated person or controlling person of the Subadvisor, or any other provision of this Agreement, be deemed to protect such person against any liability to which any such person would

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     otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

          (b) The Subadvisor agrees to indemnify and hold harmless the Advisor, its officers and directors, and any person who "controls" the Advisor, within the meaning of Section 15 of the 1933 Act, from and against any and all direct or indirect liabilities, losses or damages (including reasonable attorneys' fees) suffered by Advisor resulting from (i) the Subadvisor's breach of its duties under this Agreement, (ii) willful misfeasance, bad faith, reckless disregard or gross negligence on the part of the Subadvisor or any of its officers, directors or employees in the performance of the Subadvisor's duties and obligations under this Agreement or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus relating to the Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon and in strict conformity with written information furnished by the Subadvisor to the Advisor, the Fund or any affiliated person of the Advisor or the Fund expressly for use in the Fund's registration statement, or upon verbal information confirmed by the Subadvisor in writing expressly for use in the Fund's registration statement, or to the extent of, and as a result of, the failure of the Subadvisor to execute, or cause to be executed, portfolio transactions according to the standards and requirements of the 1934 Act, the 1940 Act and the Advisers Act.

     In no case shall the Subadvisor's indemnity in favor of the Advisor or any affiliated person or controlling person of the Advisor, or any other provision of this Agreement, be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

11.  Insurance. The Subadvisor shall, during the term of this Agreement, at its
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     own expense, maintain adequate liability and errors and omissions insurance coverage as may be reasonably agreed upon by the parties.

12.  No Personal Liability. Reference is hereby made to the Declaration of
     ---------------------
     Trust, a copy of which has been filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter so filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law. The name The Phoenix Edge Series Fund refers to the Trustees under said Declaration of Trust, as Trustees and not personally, and no Trustee, shareholder, officer, agent or employee of the Fund shall be held to any personal liability in connection with the affairs of the Fund; only the Fund estate under said Declaration of Fund is liable. Without limiting the generality of the foregoing, neither the Subadvisor nor any of its officers, directors, partners, shareholders or employees shall, under any

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     circumstances, have recourse or cause or willingly permit recourse to be had directly or indirectly to any personal, statutory, or other liability of any shareholder, Trustee, officer, agent or employee of the Fund or of any successor of the Fund, whether such liability now exists or is hereafter incurred for claims against the Fund estate.

13.  Confidentiality. Subject to the duty of the Advisor or Subadvisor to comply
     ---------------
     with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Series and the actions of the Subadvisor and the Fund in respect thereof. It is understood that any information or recommendation supplied by the Subadvisor in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Advisor, the Fund or such persons as the Advisor may designate in connection with the Series. It is also understood that any information supplied to the Subadvisor in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of investments which, on a temporary basis, may not be bought or sold for the Series, is to be regarded as confidential and for use only by the Subadvisor in connection with its obligation to provide investment advice and other services to the Series. The parties acknowledge and agree that all nonpublic personal information with regard to shareholders in the Series shall be deemed proprietary information of the Advisor, and that the Subadvisor shall use that information solely in the performance of its duties and obligations under this Agreement and shall takes reasonable steps to safeguard the confidentiality of that information. Further, the Subadvisor shall maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including all means for the effecting of investment transactions.

14.  Assignment. This Agreement shall terminate automatically in the event of
     ----------
     its "assignment," as that term is defined in Section 2(a)(4) of the 1940 Act. The Subadvisor shall provide the Advisor with prompt written notice of any change of "control," as defined in Section 2(a)(9) of the 1940 Act, as will enable the Advisor to consider whether an assignment as defined in
     Section 2(a)(4) of the 1940 Act will occur and to take the steps it deems necessary. The Subadvisor shall bear the reasonable costs associated with any proxy solicitation required as a result of a change of control of the Subadvisor. In addition, in the event that a change of control of the Subadvisor necessitates the updating of prospectuses and marketing materials for the Series, Subadvisor and Advisor agree to negotiate in good faith the allocation of such costs. The understandings and obligations set forth in this Section shall survive the termination of this Agreement and shall be binding upon the Subadvisor and its successors.

15.  Representations, Warranties and Agreements of the Subadvisor. The
     ------------------------------------------------------------
     Subadvisor represents, warrants and agrees that:

          (a) It is registered as an "investment advisor" under the Advisers Act and will maintain such status so long as this Agreement remains in effect.

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

          (b) It shall comply with any other applicable federal or state requirements, and the applicable requirements of any regulatory or self-regulatory agency, necessary to be met for its performance of the services contemplated by this Agreement so long as this Agreement remains in effect.

          (c) It is not prohibited by the 1940 Act, the Advisers Act or other applicable federal or state law from performing the services contemplated by this Agreement.

          (d) It is duly organized and validly existing under the laws of the state in which it was organized with the power to own and posses its assets and carry on its business as it is now being conducted.

          (e) It has the power and has taken all necessary action, and has obtained all necessary licenses, authorizations and approvals, to execute this Agreement, which Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, to enter into and perform the services contemplated by this Agreement; and the execution, delivery and performance by it of this Agreement does not contravene or constitute a default under any agreement binding upon it.

          (f) It will promptly notify the Advisor of the occurrence of any event that would disqualify it from serving as an investment advisor of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

          (g) It has a written code of ethics complying with the requirements of Rule 17j-l under the 1940 Act and will provide the Advisor with a copy of the code of ethics and evidence of its adoption. The Subadvisor acknowledges receipt of the written code of ethics adopted by and on behalf of the Fund (the "Code of Ethics"). It will not be subject to the Code of Ethics during the term of this Agreement so long as its code of ethics complies with applicable regulatory requirements and has been approved by the Trustees. Within 20 days of the end of each calendar quarter while this Agreement is in effect, a duly authorized compliance officer of the Subadvisor shall certify to the Fund and to the Advisor that the Subadvisor has complied with the requirements of Rule 17j-l during the previous calendar quarter and that there has been no violation of its code of ethics, or the Code of Ethics, as the case may be, or if such a violation has occurred, that appropriate action was taken in response to such violation. The Subadvisor shall permit the Fund and Advisor to examine the reports required to be made by the Subadvisor under Rule 17j-l(c)(1) and all other records relevant to the Subadvisor's code of ethics as may be reasonably requested by the Advisor or Trustees from time to time.

          (h) It will manage the Series so that it will satisfy the diversification requirements of Section 817(h), it will qualify for treatment as a regulated investment company under Subchapter M of the Code, it will, as requested by Advisor, furnish information to Advisor for purposes of compliance with the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code, and

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

     the rules and regulations adopted under each such provision, based on instructions to Subadvisor by Advisor.

          (i) It has furnished a true and complete copy of its registration statement as filed with the Securities and Exchange Commission (the "Commission") on Form ADV to the Advisor and will furnish promptly such updated copies of its registration statement or amendments thereto as are filed with the Commission from time to time.

          (j) It will furnish to the Advisor true and complete copies of reports or other documents as may be reasonably requested by the Advisor in connection with the performance of the Subadvisor's duties and obligations under this Agreement.

          (k)   It will be responsible for the preparation and filing of
     Schedule 13G and Form 13F on behalf of the Subadvisor with respect to the Series in accordance with the requirements thereunder.

          (l) It will furnish or otherwise make available to the Advisor such other information relating to the business affairs of the Subadvisor or the management of the Series as the Advisor at any time, or from time to time, reasonably requests in connection with the Advisor's or Subadvisor's performance of its respective obligations hereunder.

16. Representations, Warranties and Agreements of the Advisor. The Advisor represents, warrants and agrees that:

          (a)   It is registered as an "investment advisor" under the Advisers
     Act.

          (b) It shall continue to meet any other applicable federal or state requirements, or the applicable requirements of any regulatory or self-regulatory agency, necessary to be met for its performance of the services contemplated by this Agreement so long as this Agreement remains in effect.

          (c) It is not prohibited by the 1940 Act, the Advisers Act or other applicable federal or state law from performing the services contemplated by this Agreement.

          (d) It is duly organized and validly existing under the laws of the State in which it was organized with the power to own and posses its assets and carry on its business as it is now being conducted.

          (e) It has the power and has taken all necessary action, and has obtained all necessary licenses, authorizations and approvals, to execute this Agreement, which Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, to enter into and perform the services contemplated by this Agreement; and the execution, delivery and performance by it of this Agreement does not contravene or constitute a default under any agreement binding upon it.

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


          (f) It has delivered, or will before the effective date of this Agreement deliver, to the Subadvisor true and complete copies of (i) the Prospectus, (ii) the Declaration of Fund, and (iii) such other documents or instruments governing the investments and investment policies and practices of the Series applicable to the Subadvisor's duties and obligations hereunder, and during the term of this Agreement will promptly deliver to the Subadvisor true and complete copies of all documents and instruments supplementing, amending, or otherwise becoming such documents or instruments before or at the time they become effective.

          (g) It will furnish or otherwise make available to the Subadvisor such other information relating to the business affairs of the Fund as the Subadvisor at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

17.  Reports. The Subadvisor shall provide the Advisor and the Trustees such
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     periodic and special reports as the Advisor may reasonably request. The
     Subadvisor agrees that such records are the property of the Fund, and subject to Section 13 hereof, shall be made reasonably available for inspections by the Fund or by the Advisor as agent of the Fund, and promptly upon request surrendered to either. Without limiting the generality of the foregoing, the parties agree and acknowledge that the Subadvisor shall provide the following items:

          (a) Quarterly reports, in form and substance acceptable to the Advisor, including but not limited to reports with respect to: (i) compliance with the Subadvisor's code of ethics; (ii) compliance with procedures adopted from time to time by the Trustees relative to securities eligible for resale pursuant to Rule 144A under the 1933 Act; (iii) diversification of Series assets in accordance with the then governing laws and prevailing Prospectus pertaining to the Series; (iv) compliance with governing Fund policies and restrictions relating to the fair valuation of securities for which market quotations are not readily available or considered "illiquid" for the purposes of complying with the Series limitation on acquisition of illiquid securities; (v) cross transactions conducted pursuant to Rule 17a-7 under the 1940 Act; (vi) allocations of brokerage transactions along with descriptions of the bases for those allocations and the receipt and treatment of brokerage and research services received, as may be requested to ensure compliance with Section 28(e) of the 1934 Act; (vii) any and all other reports reasonably requested in accordance with or described in this Agreement; and, (viii) the implementation of the Series investment program, including, without limitation, analyses of Series performance;

          (b) Annual or other periodic reports, in form and substance acceptable to the Advisor, including but not limited reports with respect to: (i) analyses of Series performance; (ii) disclosure related to the portfolio management of the Series and the Subadvisor as may be contained in the Prospectus or marketing materials as amended, supplemented or otherwise updated from time to time; and (iii) compliance with the Subadvisor's code of ethics pursuant to Rule 17j-1; and (iv) such compliance certifications as may be reasonably requested.

          (c) The parties acknowledge and agree that the Subadvisor is authorized to supply the Fund's independent accountants, PricewaterhouseCoopers LLP, or any successor accountant for the Fund, any information that they may reasonably request in connection with the Fund.

     In addition, the Subadvisor shall immediately notify and forward to the Advisor any legal process served upon it on behalf of the Advisor or the Fund. The Subadvisor shall promptly notify the Advisor of any changes in any information concerning the Subadvisor of which the Subadvisor becomes aware that is or would be required to be disclosed in the Fund's registration statement.

18.  Proxies. The Subadvisor shall review all proxy solicitation materials and
     -------
     be responsible for voting and handling all proxies in relation to the Assets. Subadvisor will vote all proxies in accordance with the Subadvisor's proxy voting procedures, a copy of which will be provided by Subadvisor to Advisor upon request. The Advisor shall cause the Custodian to forward promptly to the Subadvisor all proxies upon receipt, so as to afford the Subadvisor a reasonable amount of time in which to determine how to vote such proxies. The Subadvisor agrees to provide the Advisor with quarterly proxy voting reports in such form as the Advisor and Subadvisor may reasonably agree from time to time. Subadvisor shall promptly notify Advisor of any material modifications to proxy voting procedures.

19.  Valuation of Assets and Related Recordkeeping. The Subadvisor shall assist
     ---------------------------------------------
     the recordkeeping agent for the Fund in determining or confirming the value of any securities or other assets in the Series for which the recordkeeping agent seeks assistance from or identifies for review by the Advisor.

20.  Amendment. This Agreement may be amended at any time, but only by written
     ---------
     agreement between the Subadvisor and the Advisor, which amendment, other than amendments to Schedule A, is subject to the approval of the Trustees and the Shareholders of the Fund as and to the extent required by the 1940 Act.

21.  Effective Date; Term. This Agreement shall become effective on the date set
     --------------------
     forth on the first page of this Agreement. Unless terminated as hereinafter provided, this Agreement shall remain in full force and effect until December 31, 2003, and thereafter only so long as its continuance has been specifically approved at least annually in accordance with Sections 15(a) and (c) of the 1940 Act and the Rules promulgated thereunder.

22.  Notices. Except as otherwise provided in this Agreement, all notices or
     -------
     other communications required of permitted to be given hereunder shall be in writing and shall be delivered or sent by (i) confirmed facsimile, (ii) registered, certified or overnight mail, or (iii) a nationally recognized overnight courier, to the following addresses or to such other address as the relevant addressee shall hereafter notify for such purpose to the other by notice in writing and shall be deemed to have been given at the time of delivery.

     If to the Advisor:                   PHOENIX VARIABLE ADVISORS, INC.
                                          One American Row
                                          Hartford, Connecticut
                                          Attention: Doreen A. Bonner
                                          Facsimile: (860) 403-5262

     If to the Subadvisor:                LORD, ABBETT & CO.
                                          90 Hudson Street
                                          Jersey City, NJ 07302-3973
                                          Attention: General Counsel
                                          Facsimile: (201) 395-3979

23.  Termination. This Agreement shall terminate immediately in the event of its
     -----------
     assignment, as specified above in Section 14 of this Agreement. This Agreement may be terminated by either party, without penalty, immediately upon written notice to the other party in the event of a breach of any provision thereof by the party so notified, or otherwise, by the Advisor, Subadvisor, Board of Trustees of the Fund or vote of a majority of the outstanding voting securities of the Series upon sixty (60) days' written notice to the other party. Notwithstanding such termination, any liability of a party to any other party under this Agreement shall survive and remain in full force and effect with respect to any claim or matter on which any party has given written notice to any other party prior to termination and until such liability has been finally settled.

24.  Use of Subadvisor's Name. Subadvisor hereby grants to the Fund and Advisor
     ------------------------
     a non-exclusive, royalty-free, worldwide license to use the Subadvisor's name and logo in any and all promotional materials, prospectuses and registration statements during the term of this Agreement.

25.  Applicable Law. To the extent that state law is not preempted by the
     --------------
     provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of laws principles thereof.

26.  Severability. If any term or condition of this Agreement shall be invalid
     ------------
     or unenforceable to any extent or in any application, then the remainder of this Agreement shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

27.  Entire Agreement. This Agreement embodies the entire agreement and
     ----------------
     understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.

28.  Counterparts. This Agreement may be executed in two or more counterparts,
     ------------
     each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

                                                 PHOENIX VARIABLE ADVISORS, INC.

                                                 By: /s/ Doreen A. Bonner
                                                     --------------------
                                                     Name: Doreen A. Bonner
                                                     Title: Vice President

ACCEPTED:


LORD, ABBETT & CO.



By: /s/ Lawrence H. Kaplan
    ----------------------
    Name: Lawrence H. Kaplan
    Title: Partner


SCHEDULES:   A.   Operational Procedures
             B.   Fee Schedule

                                   SCHEDULE A
                                   ----------

                             OPERATIONAL PROCEDURES

In order to minimize operational problems, it will be necessary for a flow of information to be supplied to State Street Bank & Trust Company (the "Custodian"), the custodian for the Fund.

The Subadvisor must furnish the Custodian with daily information as to executed trades, or, if no trades are executed, with a report to that effect, no later than 7:30 p.m. (Eastern Standard time) on the day of the trade (confirmation received from broker). The necessary information can be sent via facsimile machine to the Custodian. Information provided to the Custodian shall include the following:

     1.   Purchase or sale;
     2.   Security name;
     3.   Security identifier (e.g., CUSIP), if applicable;
     4.   Number of shares and sales price per share;
     5.   Executing broker;
     6. Settlement instructions for foreign trades; clearing and executing broker for domestic trades.;
     7.   Trade date;
     8.   Settlement date;
     9.   Aggregate commission or if a net trade;
     10.  Interest purchased or sold from interest bearing security;
     11.  Other fees;
     12.  Net proceeds of the transaction;
     13.  Exchange where trade was executed;
     14.  Currency for foreign trades;
     15.  Ticker symbol for domestic trades; and
     16.  Identified tax lot (if applicable).

When opening accounts with brokers for, and in the name of, the Fund, the account must be a cash account. No margin accounts are to be maintained in the name of the Fund. Delivery instructions are as specified by the Custodian. The Custodian and sub-accounting agent will supply the Subadvisor daily with a cash availability report, which shall include cash detail and pending trades. This will normally be done by confirmed facsimile or confirmed electronic transmission so that the Subadvisor will know the amount available for investment purposes.

                                   SCHEDULE B
                                   ----------

                                 SUBADVISORY FEE

For services provided, the facilities furnished, and the expenses incurred by the Subadvisor in connection with providing the Services pursuant to this Agreement, the Advisor will pay to the Subadvisor, on or before the 10th day of each month, a fee, payable in arrears, at the annual rate of:

Fee Rate (on all assets)
          -------------

Series                                        Fee
------                                        ---
Phoenix-Lord Abbett Bond-Debenture Series     0.35% up to $250 million
                                              0.30% $250 million to $1 billion
                                              0.25% in excess of $1 billion


Phoenix-Lord Abbett Large-Cap Series          0.35% up to $600 million
                                              0.30% $600 million to $1.2 billion
                                              0.25% in excess of $1.2 billion

Phoenix-Lord Abbett Mid-Cap Value Series      0.40%


The fees shall be prorated for any month during which this agreement is in effect for only a portion of the month. In computing the fee to be paid to the Subadvisor, the net asset value of the Fund and each Series shall be valued as set forth in the then current registration statement of the Fund.